UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 18, 2024
COMMISSION FILE NUMBER: 000-16509
CITIZENS, INC.
(Exact name of registrant as specified in its charter)

Colorado	84-0755371
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)
11815 Alterra Pkwy, Suite 1500, Austin, TX 78758
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number: (512) 837-7100
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Class A Common Stock	CIA	New York Stock Exchange
(Title of each class)	(Trading Symbol)	(Name of each exchange on which registered)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In November 2023, Citizens, Inc. (the “Company”) announced that it was engaged in a search to find a successor to Gerald W. Shields, the Company’s Chief Executive Officer, and had extended Mr. Shields’ term as Chief Executive Officer to June 30, 2024 in order to facilitate a smooth transition to a new Chief Executive Officer. On March 18, 2024, the Company announced that Jon Stenberg, age 58, has been appointed as President of the Company, reporting to Mr. Shields, until June 30, 2024, and will become the Chief Executive Officer on July 1, 2024.

Mr. Stenberg comes to Citizens as an experienced growth leader in the life insurance industry. He most recently served as a Partner of Blackbird International, consulting several companies in the life insurance industry. Prior to this, Mr. Stenberg served as Executive Vice President, Individual Life Division of Symetra Life Insurance Company where he was responsible for all aspects of the life insurance division. Prior to Symetra, Mr. Stenberg served as General Manager, Executive Vice President of Ameriprise Financial, where was also responsible for all aspects of the life insurance division. He has also served as Head of Retail Insurance, Senior Vice President, of New York Life, Head of Insurance, Executive Director – President of UBS Insurance Agency, Life Insurance Sales VP at Lincoln Financial Group, and Regional Marketing Director at AETNA’s life division.

Mr. Stenberg is a Veteran of the U.S. Army and holds an MBA from Wharton School of Business at the University of Pennsylvania, and a Bachelor of Science degree from Central Michigan University.

There are no arrangements or understandings between Mr. Stenberg and any other persons pursuant to which he was appointed as the Company’s President or Chief Executive Officer. Additionally, there are no family relationships between Mr. Stenberg and any director of the Board, any other executive officer of Citizens, or any person nominated or chosen by Citizens to become a director or executive officer. Mr. Stenberg does not have any direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K.

In connection with Mr. Stenberg’s appointment, he and the Company entered into an Executive Employment Agreement, effective as of March 18, 2024 (the “Employment Agreement”). Below is a summary of certain key terms of the Employment Agreement. The summary does not purport to be complete and is qualified in its entirety by reference to the complete text of the Employment Agreement, a copy of which is filed as Exhibit 10.1 hereto, and is incorporated herein by reference. Capitalized terms used but not defined below have the meanings set forth in the Employment Agreement.

Term. The Employment Agreement appoints Mr. Stenberg to serve as the Company’s President until June 30, 2024 and from July 1, 2024, to serve as the Company’s Chief Executive Officer. The Employment Agreement has an initial term through June 30, 2027 and contains standard 1-year renewal provisions.

Base Salary.    $450,000 per year while serving as President.
$500,000 per year while serving as Chief Executive Officer, subject to annual review by the Company’s Board of Directors (“Board”), who may increase the base salary in its sole discretion.

Short-Term Incentive Compensation. In addition to the Base Salary, Mr. Stenberg shall be eligible to earn an annual cash bonus with respect to each fiscal year of the Company (the “Annual Bonus Opportunity”) as follows:

1.While he is serving as President, the target bonus for the Annual Bonus Opportunity shall be $350,000.
2.While he is serving as Chief Executive Officer, the target bonus for the Annual Bonus Opportunity shall be $400,000.

In each case, the amount of the Annual Bonus Opportunity paid each year shall be based on the degree to which performance goals established by the Compensation Committee for each such fiscal year have been satisfied, as determined by the Board or the Compensation Committee in their sole discretion (such amount as actually determined, the “Annual Bonus”). In the first year of the Term, the Annual Bonus Opportunity shall be pro-rated based on the time served as President and the time served as Chief Executive Officer.

Long-Term Incentive Compensation. In addition to the Base Salary, Mr. Stenberg shall be eligible to earn long-term incentive equity compensation with respect to each fiscal year of the Company (the “LTI”) as follows:
(i)While Executive is serving as President, the target bonus for the LTI shall be $350,000.
(ii)While Executive is serving as Chief Executive Officer, the target bonus for the LTI shall be $450,000.

In each case, the target bonus shall be paid in the form of restricted stock units (RSU) and/or performance stock units (PSU), or other equity grants available under the Company’s equity incentive plan then in place, the terms and conditions of which shall be governed by the applicable award agreements and equity plan documents. The amount of the LTI actually paid each year shall be based on the degree to which applicable long-term performance goals established by the Compensation Committee have been satisfied, as determined by the Board or the Compensation Committee in their sole discretion. In the first year of the Term, the LTI shall be pro-rated based on the time served as President and the time served as Chief Executive Officer.

Sign-On Bonus. Grant of RSUs in the amount of $300,000, vesting over 3 years in equal 1/3 increments on the first, second and third anniversary of the effective date of the Employment Agreement.

Relocation Payment. Mr. Stenberg is also allowed certain relocation benefits and reimbursements, as reflected in the Employment Agreement, including reimbursement for up to $35,000 of closing costs, up to $5,000 per month for temporary housing for up to 6 months, reimbursement for up to $50,000 for moving expenses and a $10,000 lump sum for miscellaneous relocation expenses. All such amounts will be grossed up.

Benefits. Mr. Stenberg is eligible to participate in all employee benefit plans and programs available generally to other similarly-situated executives of Citizens.

Mr. Stenberg will receive the following payments upon termination of the Employment Agreement:

Death or Disability. If Mr. Stenberg’s employment is terminated due to his death or Disability, he will be entitled to receive the following: (i) accrued but unpaid salary, (ii) accrued but unused paid time out, (iii) any earned but unpaid annual bonus for the prior fiscal year ((i), (ii) and (iii) the “Accrued Amounts”), a Cash payment equal to the pro-rated Annual Bonus for the year of Executive’s termination, based on the degree to which performance metrics for the fiscal year of termination are satisfied, paid at the same time as bonuses are paid to similarly situated executives of the Company (the “Pro-Rated Annual Bonus”), Equity payment equal to the pro-rated LTI awarded for the year of Executive’s termination, based on the degree to which performance metrics for the fiscal year of termination are satisfied, awarded at the same time as LTI is paid to similarly situated executives of the Company (the “Pro-Rated LTI”) and expenses incurred prior to termination.

Termination at Board’s Discretion. In the event that Mr. Stenberg’s employment is terminated by Board Discretion, other than In Anticipation of a Change of Control or Following a Change of Control, he shall be entitled to the Accrued Amounts, the Pro-Rated Annual Bonus and Pro-Rated LTI, and six months additional Base Salary.

Termination for Good Reason – No Change in Control. Upon a termination by Mr. Stenberg with Good Reason within the one (1) year period following a Change in Control, Mr. Stenberg is entitled to the Accrued Amounts, 50% of the Pro-Rated Annual Bonus, 50% of the Base Salary for the number of months remaining in the term, immediate vesting of unvested equity awards and payments of health benefits for the remainder of the term.

Payments upon a Termination without Cause, Board Discretion or for Good Reason – Change in Control. Upon a termination by Citizens without Cause, for Board Discretion, or Mr. Stenberg’s voluntary termination with Good Reason, in each case within one (1) year following a Change in Control or a termination by the Company without Cause or for Board Discretion In Anticipation of a Change in Control, Mr. Stenberg is entitled to the Accrued Amounts, the Pro-Rated Annual Bonus and Pro-Rated LTI, two times the Base Salary at the time of termination, two times the most recent Annual Bonus, immediate vesting of unvested equity awards and payments of health benefits for the remainder of the term.

Termination payments for other than death or disability are subject to Mr. Stenberg signing a release and subject to the restrictive covenants described in the Employment Agreement.

Restrictive Covenants. The Employment Agreement includes restrictive covenants with respect to confidentiality, intellectual property, non-disparagement, non-competition and non-solicitation.

Item 7.01    Regulation FD Disclosure

On March 18, 2024, the Company issued a press release announcing the appointment of Jon Stenberg as the Company’s President. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

The information in this Item 7.01 is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall the information be deemed incorporated by reference in any filing with the Securities and Exchange Commission (the "SEC") made by Citizens under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act.

Item 9.01     Financial Statements and Exhibits

(d)     Exhibits

10.1     Executive Employment Agreement, effective March 18, 2024, by and between Citizens, Inc. and Jon Stenberg.

99.1     Citizens, Inc. press release, dated March 18, 2024

104    Inline XBRL for the cover page of this Current Report on Form 8-K

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIZENS, INC.

By:	/s/ Sheryl Kinlaw
Vice President and Chief Legal Officer
Date: March 18, 2024